UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 17, 2017

COLUCID PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37358	20-3419541
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

222 Third Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 285-6495

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Merger Agreement

On January 17, 2017, CoLucid Pharmaceuticals, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Eli Lilly and Company (“Parent”) and ProCar Acquisition Corporation, a wholly owned subsidiary of Parent (“Merger Sub”), for the acquisition of the Company by Parent.

Pursuant to the terms of the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub will commence a tender offer (the “Offer”) no later than January 31, 2017 to acquire all of the outstanding shares of the Company’s common stock, $0.001 par value per share (collectively, the “Shares”), at a purchase price of $46.50 per Share (the “Offer Price”), net to the seller in cash, without interest, subject to any required withholding taxes.

The Offer will expire at one minute after 11:59 p.m., New York City time, on the 20th business day following the commencement date of the Offer, unless extended in accordance with the terms of the Offer and the Merger Agreement.

As soon as practicable following the acceptance for payment of the Shares tendered in the Offer (such time, the “Acceptance Time”) and subject to the satisfaction or waiver of various conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). The Merger will be effected pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”) without a vote of stockholders of the Company in accordance with Section 251(h) of the DGCL. At the effective time of the Merger (the “Effective Time”), each Share not purchased pursuant to the Offer (other than Shares owned by the Company, Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Parent, which Shares will be cancelled for no consideration, or by stockholders of the Company who have properly exercised and perfected their statutory rights of appraisal under the DGCL) will be converted into the right to receive an amount in cash equal to the Offer Price, without interest (the “Merger Consideration”), subject to any required withholding taxes.

The Merger Agreement provides that each outstanding stock option of the Company (each, an “Option”), whether vested or unvested, will be cancelled as of immediately prior to the Effective Time and will be converted into the right to receive (a) a lump sum cash payment in the amount of the Merger Consideration, less the exercise price of such Option, subject to any required withholding taxes, multiplied by the number of Shares issuable under such Option, if the exercise price of the Option is less than the Merger Consideration, or (b) no consideration, if the exercise price of the Option is greater than or equal to the Merger Consideration. The Merger Agreement provides that each outstanding restricted stock unit of the Company (each, a “Restricted Stock Unit”), whether vested or unvested, will be cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment equal to (x) the number of Shares subject to such Restricted Stock Unit, multiplied by (y) the Merger Consideration, subject to any required withholding taxes. The Merger Agreement provides that the Board will terminate the Company’s 2006 Equity Incentive Plan and 2015 Equity Incentive Plan.

The Merger Agreement contains customary representations and warranties and covenants by the parties. The Company’s covenants include those relating to the Company’s conduct of its business between the date of the Merger Agreement and the Acceptance Time; restrictions on soliciting or initiating discussions with respect to proposals for alternative transactions and certain restrictions on its ability to respond to such proposals, subject to certain limited exceptions to permit the Company’s Board of Directors (the “Board”) to comply with its fiduciary duties; public disclosures; and other matters. Parent and the Company have agreed to make certain filings as promptly as practicable after the date of the Merger Agreement, including those required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). The Merger Agreement contains certain termination rights of Parent and the Company and provides that, upon the termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $34.0 million.

The Board, acting upon the unanimous recommendation of a special committee, has unanimously approved the Merger Agreement and unanimously recommends that the stockholders of the Company tender their Shares in the Offer. The obligation of Merger Sub to purchase Shares tendered in the Offer is conditioned on, among other things, the valid tender of a number of Shares in the Offer, together with any Shares beneficially owned by Parent or any wholly owned subsidiary of Parent, representing a majority of the total number of fully-diluted Shares then outstanding, the expiration or termination of the waiting period (and any extensions thereof) under the HSR Act, the absence of a material adverse effect on the Company (as described in the Merger Agreement), and other customary closing conditions.

The Merger Agreement has been included to provide information regarding its terms. It is not intended to modify or supplement any factual disclosures about the Company, Parent or Merger Sub in any public reports filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company, Parent or Merger Sub. In particular, the assertions embodied in the representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and are subject to limitations agreed upon by the parties to the Merger Agreement, including being qualified by confidential disclosure schedules provided by the Company to Parent in connection with the execution of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement have been made for the purposes of allocating risk between the parties to the Merger Agreement instead of establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute statements regarding the actual state of facts about the Company, Parent or Merger Sub. The representations and warranties set forth in the Merger Agreement may also be subject to a contractual standard of materiality different from that generally applicable under federal securities laws. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, or covenants or any descriptions thereof as characterizations of the actual state of facts or the actual condition of the Company, Parent, or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Tender and Support Agreements

On January 17, 2017, in connection with the Merger Agreement, each of (a) A.M. Pappas Life Science Ventures III, L.P., PV III CEO Fund, LP, and Pappas Capital, LLC, (b) Novo A/S, and (c) TVM Life Science Ventures VII, L.P., solely in their respective capacities as stockholders of the Company and who collectively beneficially own approximately 34.7% of the outstanding Shares, each entered into a Tender and Support Agreement (each, a “Tender and Support Agreement”) with Parent and Merger Sub. Each Tender and Support Agreement provides, among other things, that the applicable stockholder will tender all of the Shares held by it in the Offer.

The form of Tender and Support Agreement has been included to provide information regarding its terms. It is not intended to modify or supplement any factual disclosures about the applicable stockholder or the Company, Parent or Merger Sub in any public reports filed with the SEC by the Company, Parent or Merger Sub.

The foregoing descriptions of each of the Merger Agreement and the form of Tender and Support Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each such agreement, which are attached hereto as Exhibits 2.1 and 10.1, respectively, and are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2017, the Compensation Committee of the Board of Directors of the Company approved additional cash bonuses to certain officers in recognition of outstanding contributions to the Company’s success in 2016. The additional cash bonuses are payable to the officers and in the amounts set forth below:

Employee	Amount
Thomas Mathers	$75,000
Matthew Dallas	$16,000
Bernice Kuca	$42,500
Raymond Skwierczynski	$19,000

These amounts are in addition to the amounts paid to individuals pursuant to the Company’s 2016 Cash Incentive Compensation Plan.

Item 8.01. Other Events.

On January 18, 2017, the Company and Parent issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1.

Note to Security Holders

The Offer for the outstanding shares of the Company’s common stock described in this Form 8-K has not yet commenced. This Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell securities. The solicitation and the offer to buy shares of the Company’s common stock will be made pursuant to an offer to purchase and other related materials that Merger Sub and Parent expect to file with the SEC. At the time the Offer is commenced, Merger Sub and Parent will file a tender offer statement on Schedule TO (including an offer to purchase, a related letter of transmittal, and other tender offer documents) with the SEC, and the Company will file with the SEC a solicitation/recommendation statement on Schedule 14D-9 with respect to the Offer. Stockholders of the Company are strongly advised to read the tender offer statement (including an offer to purchase, a related letter of transmittal, and other tender offer documents) and the related solicitation/recommendation statement when they become available because they will contain important information that the Company’s stockholders should consider before making any decision regarding tendering their Shares. These materials (and all other materials filed by the Company with the SEC) will be available to all stockholders of the Company at no expense to them on the SEC’s website at www.sec.gov. Free copies of the tender offer statement and related materials and the solicitation/recommendation statement, when available, may be obtained from the information agent for the tender offer or from the “For Investors” section of the Company’s website at www.colucid.com.

Forward-Looking Statements

This Form 8-K contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements related to present facts or current conditions or of historical facts, contained in this Form 8-K are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “ongoing,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this Form 8-K include statements regarding the anticipated timing of filings and approvals relating to the transactions; statements regarding the expected timing of the completion of the transactions; and any statements of assumptions underlying any of the foregoing. All forward-looking statements are based largely on current expectations and beliefs concerning future events, approvals and transactions that are subject to substantial risks and uncertainties. Factors that may cause or contribute to the actual results or outcomes being different from those contemplated by forward-looking statements include: risks and uncertainties associated with the Offer, including uncertainties as to the timing of the Offer and Merger, uncertainties as to how many of the Company’s stockholders will tender their Shares in the Offer, the risk that competing offers will be made, and the possibility that various closing conditions for the transactions may not be satisfied or waived. Other factors that may cause the Company’s actual results to differ materially from those discussed in forward-looking statements are discussed in the Company’s filings with the SEC, including in its periodic reports filed on Form 10-K and Form 10-Q with the SEC. Copies of the Company’s filings with the SEC may be obtained at the “For Investors” section of the Company’s website at www.colucid.com. The forward-looking statements made in this Form 8-K are made only as of the date of this filing, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

2.1	Agreement and Plan of Merger, dated January 17, 2017, by and among the Company, Eli Lilly and Company, and ProCar Acquisition Corporation.*

10.1	Form of Tender and Support Agreement, dated January 17, 2017, by and among Eli Lilly and Company, ProCar Acquisition Corporation, and certain stockholders of the Company.

99.1	Joint Press Release, dated January 18, 2017.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of such schedules, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CoLucid Pharmaceuticals, Inc.

Date: January 18, 2017	/s/ Thomas P. Mathers
Thomas P. Mathers
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description	Method of Filing

2.1	Agreement and Plan of Merger, dated January 17, 2017, by and among the Company, Eli Lilly and Company, and ProCar Acquisition Corporation.*	Filed Electronically

10.1	Form of Tender and Support Agreement, dated January 17, 2017, by and among Eli Lilly and Company, ProCar Acquisition Corporation, and certain stockholders of the Company.	Filed Electronically

99.1	Joint Press Release, dated January 18, 2017.	Furnished Electronically

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of such schedules, or any section thereof, to the SEC upon request.